                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                      ----------



                                      FORM 8-K/A

                                  AMENDMENT NO. 3 TO

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)      APRIL 16, 1997
                                                       ------------------------



                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                     -------------------------------------------
                (Exact name of registrant as specified in its charter)


            MARYLAND                      1-13232                84-1259577
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



1873 SOUTH BELLAIRE STREET, SUITE 1700 DENVER, CO                 80222-4348
-------------------------------------------------            -------------------
    (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code   (303) 757-8101
                                                          --------------------


                                    NOT APPLICABLE
           ---------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS

FIRST QUARTER RESULTS

         On April 23, 1997, Apartment Investment and Management Company ("AIMCO") announced its results for the first quarter of 1997. Cash Earned
For Shareholders ("CEFS") was $10,979,000 or $0.56 per common share for the quarter ended March 31, 1997, compared to $6,768,000 or $0.49 per common share for the quarter ended March 31, 1996, a 14.3% increase on a per share basis. AIMCO measures its economic profitability based on Funds From Operations less a minimum annual provision for capital replacements of $300 per apartment unit, which AIMCO defines as CEFS. Funds From Operations for the first quarter of 1997 equaled $12,512,000 or $0.64 per common share, compared to $7,888,000 or $0.57 per common share for the quarter ended March 31, 1996, a 12.3% increase on a per share basis. On April 24, 1997, AIMCO announced the declaration of a cash dividend of $0.4625 per common share for the quarter ended March 31, 1997, payable on May 15, 1997 to shareholders of record on May 8, 1997. Copies of AIMCO's press releases, dated April 23, 1997 and April 24, 1997, are included as exhibits to this report and incorporated herein by this reference.

PROPOSED ACQUISITIONS

         On April 21, 1997, AIMCO entered into an Agreement and Plan of Merger, dated as of April 21, 1997 (the "Merger Agreement"), with NHP Incorporated, a Delaware corporation ("NHP"), and AIMCO/NHP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AIMCO ("Merger Sub"), pursuant to which Merger Sub will be merged with and into NHP (the "Merger"). In the Merger, holders of common stock, par value $.01 per share ("NHP Common Stock"), of NHP may elect to receive, for each share, either (i)
0.74766 shares of Class A Common Stock, par value $.01 per share ("AIMCO Common Stock"), of AIMCO, or (ii) a combination of 0.37383 shares of AIMCO Common Stock and $10 in cash. NHP has indicated that, as of March 7, 1997, 12,652,439 shares of NHP Common Stock were issued and outstanding (excluding options). The Merger Agreement also provides for NHP to distribute rights ("Rights") to its stockholders that will entitle them to receive shares of NHP Financial Services, Ltd., a Delaware corporation ("NHP Financial"), NHP's commercial mortgage banking subsidiary, upon the effectiveness of the Merger or on December 1, 1997 if the Merger has not yet occurred. The Merger is conditioned on, among other things, the approval of the stockholders of AIMCO and NHP (excluding AIMCO) and certain governmental approvals. A copy of the Merger Agreement is included as an exhibit to this report and incorporated herein by this reference.

         On April 16, 1997, AIMCO entered into a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), with Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), and Capricorn Investors, L.P., a Delaware limited partnership ("Capricorn"), which provides for AIMCO to acquire all of the 5,619,695 shares of NHP Common Stock currently owned by Demeter, and all of the 1,310,427 shares of NHP Common Stock currently owned by Capricorn. As payment for each share of NHP Common Stock acquired, AIMCO will (i) either pay $20 per share in cash or issue
0.74766 shares of AIMCO Common Stock, and (ii) deliver the shares of NHP Financial that AIMCO receives in respect of the Rights relating to each share of NHP Common Stock acquired. Under the Stock Purchase Agreement, AIMCO is obligated to pay Demeter at least $59.5 million in cash. The shares of NHP Common Stock to be acquired by AIMCO pursuant to the Stock Purchase Agreement represent approximately 55% of the outstanding shares of NHP Common Stock (or 53% after giving effect to outstanding options and warrants to purchase NHP Common Stock). A copy of the Stock Purchase Agreement is included as an exhibit to this report and incorporated herein by this reference.

         AIMCO is continuing to negotiate the terms of a definitive agreement with Demeter, Capricorn, Phemus Corporation, a Massachusetts corporation and an affiliate of Demeter, and J. Roderick Heller, relating to the acquisition of certain entities formerly owned by NHP that own direct and indirect interests in partnerships that own conventional and affordable multifamily apartment properties managed primarily by NHP, along with a captive insurance subsidiary and certain related assets (collectively, the "NHP Real Estate Companies"). In connection with the Merger Agreement, NHP has agreed to waive its right of first refusal to purchase the NHP Real Estate Companies, effective May 3, 1997, provided that such an agreement is entered into on satisfactory terms no later than May 31, 1997.

         A copy of AIMCO's press release, dated April 21, 1997, relating to the Merger Agreement, the Stock Purchase Agreement and related transactions is included as an exhibit to this report and incorporated herein by this reference.

         NHP provides a broad array of real estate services nationwide including property management, asset management, and mortgage banking and servicing through NHP Financial, as well as a group of related services including equity investments, purchasing, risk management and home health care.

         The NHP group of companies was formed in 1970 with the organization of the National Corporation for Housing Partnerships ("NCHP") and The National Housing Partnership (the "NHP Partnership"). Both NCHP and the NHP Partnership were organized as private, for-profit entities pursuant to Title IX of the Housing and Urban Development Act of 1968 and charged by Congress to promote private investment in the production of low and moderate income housing. In connection with their development and ownership of low and moderate income housing, NCHP and the NHP Partnership developed systems for providing property management and related services to such properties. Beginning in the early 1980s, NCHP and the NHP Partnership capitalized on the experience gained in the affordable housing market by expanding into the development of, investment in, and provision of services to, conventional multifamily properties. NHP was incorporated in Delaware in 1986 as a holding corporation for NCHP, the NHP Partnership and other subsidiaries, in part to provide greater flexibility to invest in and provide services to conventional properties. NHP has subsequently ceased its development activities. In connection with NHP's initial public offering of NHP Common Stock in August 1995, the NHP Real Estate Companies (including NCHP and the NHP Partnership) were sold to Demeter, Capricorn and Mr. Heller.

         According to 1995 year-end data published by the National Multi Housing Council and April 1994 data published by the United States Department of Housing and Urban Development, NHP is the nation's second largest property manager of multifamily properties and the largest manager of affordable properties based on the number of units managed. As of December 31, 1996, NHP's management portfolio includes 457 affordable properties and 260 conventional properties containing 58,504 affordable units and 74,540 conventional units, respectively, located in 38 states, the District of Columbia and Puerto Rico.

        In March 1997, AIMCO entered into an agreement to acquire
Stonebrook Apartments ("Stonebrook") a 244-unit apartment community located in Orlando, Florida. The purchase price is $11.0 million, which includes the assumption of $6.5 million of existing mortgage indebtedness that bears interest at 7.25% per annum and matures in January 1999. The purchase price includes estimated closing costs and approximately $0.2 million for initial capital expenditures at the property.

        In April 1997, AIMCO entered into an agreement to acquire The Bay Club ("Bay Club") at Aventura, a 702-unit luxury high rise apartment community located in Aventura, Florida. The purchase price is $71 million, which includes the assumption of $49 million of existing mortgage indebtedness that bears interest at 7.98% per annum and matures in November 2001. The purchase price includes estimated closing costs and approximately $0.3 million for initial capital expenditures at the property.

        AIMCO expects to finance the cash portion of the consideration required for these acquisitions through the incurrence of additional indebtedness, which may include additional borrowings under AIMCO's existing credit facility, and issuances of capital stock.

        The completion of each of the above-described transactions is subject to a number of contingencies, including in some cases, AIMCO's satisfactory completion of due diligence and obtaining approvals of governmental authorities, shareholders and other third parties. Accordingly, there can be no assurance that any of the above-described transactions will be completed.

REFINANCINGS

        In April 1997, 23 partnerships controlled by AIMCO borrowed an aggregate of $108 million from an institutional lender on a fully amortizing, fixed rate basis with a term of 20 years. The loans have a weighted average effective interest rate of 7.6% per year. The loans are secured by 27 multifamily apartment properties owned by such partnerships. The net proceeds of the borrowings, and $29 million of proceeds from additional borrowings under AIMCO's credit facility, were used to repay approximately $137 million of secured, short term debt.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Businesses Acquired.

         The following financial statements of NHP, together with the independent auditors' reports thereon, are included, or incorporated by reference in, as Exhibit 99.4 to this report:

         1. Consolidated Statements of Operations for the Years Ended December 31, 1996, 1995 and 1994.

         2.  Consolidated Balance Sheets as of December 31, 1996 and 1995.

         3. Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994.

         4. Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended December 31, 1996, 1995 and 1994.

         (b) Pro Forma Financial Information.

    The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 is based on the audited historical financial data of AIMCO and has been prepared as if each of the following transactions had occurred as of December 31, 1996: (i) the purchase of 6,930,122 shares of NHP Common Stock from Demeter and Capricorn in exchange for 2.96 million shares of AIMCO Common Stock, payment of $59.5 million in cash and delivery of the shares of NHP Financial that AIMCO receives in respect of the Rights relating to each share of NHP Common Stock acquired, and the incurrence of additional indebtedness of $59.5 million (plus transaction costs) to finance such purchase; (ii) the consummation of the Merger, assuming the issuance of 2.3 million shares of AIMCO Common Stock and payment of $61.34 million in cash, and the incurrence of additional indebtedness of $61.34 million (plus transaction costs) to finance the Merger; (iii) the distribution of shares of NHP Financial to the former NHP shareholders (together with (i) and (ii) above, the "NHP Acquisition"); (iv) the proposed acquisition of Stonebrook and Bay Club and the incurrence of indebtedness to finance such acquisitions (the "Proposed Real Estate Acquisitions"); and (v) the sale of 2.015 million shares of AIMCO Common Stock at $26.50 per share and the application of the net proceeds thereof to repay indebtedness (the "Fourth Public Offering").

    The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 is based on the audited historical financial statements of AIMCO and has been prepared as if each of the following transactions had occurred on January 1, 1996: (i) the NHP Acquisition; (ii) the Proposed Real Estate Acquisitions; (iii) the acquisition of six multifamily apartment communities during 1996 and the incurrence and assumption of indebtedness and the issuance of AIMCO Common Stock and units ("OP Units") of limited partnership interest in AIMCO Properties, L.P. (the "Operating Partnership"), in connection with such acquisitions; (iv) the disposition of four apartment properties sold in the third quarter of 1996 for $17.1 million; (v) the repayment of indebtedness with borrowings under AIMCO's Credit Facility (the "Credit Facility") with Bank of America National Trust and Savings Association and the issuance of OP Units during 1996; (vi) the purchase of a management company during the third quarter of 1996;(vii) the sale of 1.265 million shares of AIMCO Common Stock at $23.428 per share and the application of the net proceeds thereof to repay indebtedness under the Credit Facility (the "Third Public Offering") during the fourth quarter of 1996; (ix) the acquisition of (a) the general partners of 31 limited partnerships (the "English Partnerships"), real estate and related assets from J.W. English and related entities; (b) limited partnership interests acquired pursuant to offers made to the limited partners of 25 of the English Partnerships; and (c) the acquisition of general partnership interests and loans relating to 21 limited partnerships which own 12 multifamily apartment properties (collectively, the "Partnership Interests"), all of which were acquired during the fourth quarter of 1996;
(ix) the incurrence of indebtedness to finance the acquisitions of the Partnership Interests, and the refinancing of certain indebtedness assumed in connection with such acquisitions during the fourth quarter of 1996 (collectively, items (iii) through (ix) above, the "1996 Transactions"); and
(x) the Fourth Public Offering.

    The unaudited pro forma financial statements have been adjusted for the purchase method of accounting whereby the assets and liabilities of NHP are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited pro forma financial statements may differ from the amounts ultimately determined.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statement of Operations are not necessarily indicative of what AIMCO's financial position or results of operations would have been assuming the completion of the transactions described above at the beginning of the period indicated, nor do they purport to project AIMCO's financial position at any future date or its results of operations for any future period.

    The following information should be read in conjunction with the financial statements and notes thereto included in AIMCO's Annual Report on Form 10-K for the year ended December 31, 1996 and AIMCO's Current Report on Form 8-K dated December 19, 1996. The following information should also be read in conjunction with the financial statements and notes thereto of NHP for the year ended December 31, 1996 included herein.

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               As of December 31, 1996
                          (In thousands, except share data)
                                     (Unaudited)

                                                           FOURTH                                        PROPOSED
                                                           PUBLIC         NHP             NHP           REAL ESTATE
                                              ACTUAL     OFFERING(A)  HISTORICAL(B)  ADJUSTMENTS(C)    ACQUISITIONS(D)   PRO FORMA
                                                                       (Restated)
                                           ----------------------------------------------------------------------------------------
                                                             ASSETS
Real estate                               $   745,145   $    --       $     --        $   99,555  (E)   $   82,358      $   927,058
Investment in real estate held for sale          --          --           13,719         (13,719) (E)         --               --
Cash and cash equivalents                      13,170        --            4,779            --                --             17,949
Restricted cash                                15,831        --             --              --                --             15,831
Investments in management contracts and
  other intangible assets                        --          --           49,605         291,231  (F)         --            340,836
Accounts receivable                             4,344        --           19,086            --                --             23,430
Loans held for Sale                              --          --             --              --                --               --
Deferred financing costs                       11,053        --             --              --                --             11,053
Net deferred tax assets                          --          --           13,798         (13,798) (G)         --               --
Other assets                                   45,270        --           46,002         (29,344) (H)         --             61,928
                                          -----------------------------------------------------------------------------------------
                                          $   834,813   $    --       $  146,989      $  333,925        $   82,358      $ 1,398,085
                                          -----------------------------------------------------------------------------------------
                                          -----------------------------------------------------------------------------------------

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Secured long-term notes payable           $   242,110   $    --       $   63,327      $   71,204  (E)   $   55,450      $   432,091
Secured long-term tax-exempt
  bond financing                               75,497        --             --              --                --             75,497
Secured short-term financing                  192,039     (38,580)          --              --              26,908          180,367
Unsecured short-term financing                 12,500     (12,500)          --           124,267  (I)         --            124,267
Other long-term liabilities                      --          --            5,034            --                --              5,034
Deferred tax liability                           --          --             --            54,944  (G)                        54,944
Accounts payable, accrued and
  other liabilities                            16,299        --           22,615          (1,042) (H)         --             37,872
Resident security deposits and
  prepaid rents                                 4,316        --             --              --                --              4,316
                                          -----------------------------------------------------------------------------------------
                                              542,761     (51,080)        90,976         249,373            82,358          914,388
                                          -----------------------------------------------------------------------------------------
Commitments and contingencies

Minority interest in other partnerships        10,386        --             --              --                --             10,386
Minority interest in Operating
  Partnership                                  58,777        --             --              --                --             58,777
                                          -----------------------------------------------------------------------------------------
                                               69,163        --             --              --     --         --             69,163
                                          -----------------------------------------------------------------------------------------

Stockholders' equity:

Class A Common Stock ($.01 par value)             150          20            126             (73) (J)         --                223
Class B Common Stock ($.01 par value)               3        --             --              --                --                  3
Additional paid-in capital                    236,791      51,060        131,529           8,983  (J)         --            428,363
Accumulated deficit                           (14,055)       --          (75,642)         75,642  (J)         --            (14,055)
                                          -----------------------------------------------------------------------------------------
                                              222,889      51,080         56,013          84,552              --            414,534
                                          -----------------------------------------------------------------------------------------
                                          $   834,813   $    --        $ 146,989        $333,925        $   82,358      $ 1,398,085
                                          -----------------------------------------------------------------------------------------
                                          -----------------------------------------------------------------------------------------

                      APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             NOTES TO PRO FORMA CONDENSED
                              CONSOLIDATED BALANCE SHEET
                         (In thousands, except per share data)


    (A) Represents proceeds of approximately $53.4 million net of offering costs of approximately $2.3 million for the Fourth Public Offering. The proceeds were used to reduce borrowings outstanding under secured and unsecured short term debt.
    (B) Represents the audited historical financial position of NHP at December 31, 1996, as restated for the spin-off of NHP Financial.
    (C) Represents adjustments to reflect the NHP Acquisition using the purchase method of accounting whereby the assets and liabilities owned by NHP are adjusted to estimated fair market value as follows:

            Issuance of 5.25 million shares of AIMCO
              common stock at $26.75 per share              $140,565
            Cash                                             120,767
                                                            --------

            Total purchase consideration                     261,332
            Estimated transaction costs                        3,500
            Assumption of liabilities of NHP                 161,138
            Deferred tax liability                            54,944
                                                            --------
                  Total assets                               480,914
            Historical NHP assets                            146,989
                                                            --------
                  Adjustment to NHP Assets                  $333,925
                                                            --------
                                                            --------

    (D) Represents the proposed acquisition of two multifamily apartment communities in separate transactions for an aggregate purchase price of approximately $82 million. The Company will assume existing indebtedness totaling approximately $55 million and will borrow approximately $27 million to finance the acquisitions.
    (E) Represents the reclassification of investment in real estate held for sale, reflected net of related indebtedness of approximately $71.2 million by NHP, to real estate held for investment, adjusted to reflect the estimated fair market value of the real estate and related debt assumed.
    (F) Represents the excess of purchase consideration over the estimated fair value of the related tangible assets and liabilities of NHP. The estimated allocation of intangibles includes management contracts of approximately $190 million and goodwill of approximately $151 million. Management contracts are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations may differ from the amounts ultimately determined.
    (G) Represents the elimination of the deferred tax assets and establishment of estimated deferred federal and state tax liabilities at a combined rate of 40% for the difference between the purchase price and the net tax basis in the assets and liabilities of NHP, net of estimated goodwill not deductible for tax purposes.
    (H) Represents the elimination of the net assets of NHP Financial of $23,400, as well as a reduction in leasehold improvements, furniture, fixtures and equipment and purchased software to their estimated fair value and a reduction of the deferred credit related to the leasehold improvements.
    (I) Represents the debt incurred to finance the cash portion of the mixed consideration offered to NHP stockholders in the purchase of NHP and the estimated transaction costs.
    (J) Represents adjustment to eliminate accumulated deficit of NHP and reflects issuance of 5.25 million shares of AIMCO Common Stock for approximately $140.6 million. Pursuant to the Merger, NHP shareholders may elect to receive shares of AIMCO Common Stock or a combination of cash and shares of AIMCO Common Stock. If NHP shareholders elect to receive all stock in the Merger, an additional
         2.3 million shares would be issued with a resulting increase in stockholders' equity and a reduction in unsecured financing of approximately $61.3 million.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                      CONSOLIDATED STATEMENT OF INCOME
                    (In thousands, except per share data)
                                 (Unaudited)

                                                               FOURTH
                                                               PUBLIC
                                                            OFFERING AND                                  PROPOSED
                                              YEAR ENDED        1996           NHP           NHP        REAL ESTATE
                                          DECEMBER 31, 1996 TRANSACTIONS(A) HISTORICAL    ADJUSTMENTS   ACQUISITIONS    PRO FORMA
                                                                            (Restated)(B)     (C)            (D)
                                          ------------------------------------------------------------------------------------------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues         $100,516          $ 47,527       $    --       $ 11,002 (E)     $ 12,265    $ 171,310
Property operating expenses                 (38,400)          (27,397)           --         (6,790)(E)       (4,908)     (77,495)
Owned property management expense            (2,746)           (2,070)           --            (42)(E)         (411)      (5,269)
                                           -----------------------------------------------------------------------------------------
Income from property operations
  before depreciation                        59,370            18,060            --          4,170            6,946       88,546
Depreciation                                (19,556)           (7,840)           --         (2,272)(E)       (2,764)     (32,432)
                                           -----------------------------------------------------------------------------------------
Income from property operations              39,814            10,220            --          1,898            4,182       56,114
                                           -----------------------------------------------------------------------------------------
SERVICE COMPANY BUSINESS
Management fees and other income              8,367             1,962         194,979         --               --        205,308
Management and other expenses                (5,352)           (1,254)       (167,981)        --               --       (174,587)
Financial services and other income                              --              --           --               --            --
Financial services and other expenses                            --              --           --               --            --
Corporate overhead allocation                  (590)             --                           --               --           (590)
Amortization of management company
  goodwill and other assets depreciation
  and amortization                             (718)             (508)         (6,321)     (11,182)(F)         --        (18,729)
                                           -----------------------------------------------------------------------------------------
Income from service company business          1,707               200          20,677      (11,182)            --         11,402
Minority interests in service company
  business                                       10              --              --           --               --             10
                                           -----------------------------------------------------------------------------------------
Company's share of income from service
  company business                            1,717               200          20,677      (11,182)            --         11,412
                                           -----------------------------------------------------------------------------------------
General and administrative expenses          (1,512)              --                          --               --         (1,512)

INTEREST EXPENSE                            (24,802)           (9,179)         (3,982)     (18,373)(I)       (6,315)     (62,651)

INTEREST INCOME                                 523               --              747         --               --          1,270
                                           -----------------------------------------------------------------------------------------
Income before gain on disposition of
  property, income tax provision and
  minority interest                          15,740             1,241          17,442      (27,657)          (2,133)       4,633
Gain on disposition of property                  44               (44)           --           --               --           --
Income tax provision                           --                --            (6,977)       6,977 (G)         --           --
                                           -----------------------------------------------------------------------------------------
Income before minority interests             15,784             1,197          10,465      (20,680)          (2,133)       4,633
Minority interest in other partnerships        (111)            3,496            --           --               --          3,385
                                           -----------------------------------------------------------------------------------------
Income before minority interest in
 Operating Partnership                       15,673             4,693          10,465      (20,680)          (2,133)       8,018
MINORITY INTEREST IN OPERATING PARTNERSHIP   (2,689)             (963)(H)        --          2,220 (H)          301 (H)   (1,131)(H)
                                           -----------------------------------------------------------------------------------------
Net income                                 $ 12,984          $  3,730       $  10,465     $(18,460)        $ (1,832)    $  6,887 (I)
                                           -----------------------------------------------------------------------------------------
                                           -----------------------------------------------------------------------------------------
Net income allocable to common
  stockholders                             $ 12,984                                                                     $  6,887 (I)
                                           --------                                                                      -----------
                                           --------                                                                      -----------
Weighted average common shares and common
 share equivalents outstanding               12,427                                                                       21,191 (I)
                                           --------                                                                      -----------
                                           --------                                                                      -----------
Net income per common share and common
 share equivalent                             $1.04                                                                      $  0.32 (I)
                                           --------                                                                      -----------
                                           --------                                                                      -----------

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                             NOTES TO PRO FORMA CONDENSED
                         CONSOLIDATED STATEMENT OF OPERATIONS
                         (In thousands, except per share data)


    (A) Represents the effect of the 1996 Transactions and the reduction in interest expense assuming the paydown of debt from the proceeds of the Fourth Public Offering as if they had occurred on January 1, 1996.
    (B) Represents the audited historical results of operations of NHP for the year ended December 31, 1996, as restated for the spin-off of NHP Financial, excluding income from discontinued operations.
    (C) Represents adjustments for (i) the results of operations of the real estate from the reclassification from investment in real estate held for sale to real estate held for investment, including $4,082 of interest expense on the related mortgage debt; (ii) interest expense on indebtedness incurred to complete the NHP acquisition; and (iii) the additional depreciation and amortization related to the allocation of the purchase consideration.
    (D) Represents (i) the historical results of operations for the proposed acquisition of Stonebrook and Bay Club; adjusted for (ii) the interest expense related to the assumption of existing indebtedness and the added borrowings used to complete the acquisitions and (iii) the adjusted depreciation based on the purchase price.
    (E) Represents the results of operations for the real estate held for investment, which was previously presented net.
    (F) Represents the estimated additional amortization of (i) the management contracts over their remaining terms; and (ii) goodwill over 25 years. The allocations of purchase costs, and the related depreciation and amortization thereof, are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations, and the related depreciation and amortization thereof, may differ from the amounts ultimately determined.
    (G) Represents adjustment to the estimated federal and state tax provisions due to increased interest expense, depreciation and amortization.
    (H) Represents the adjustments to minority interest in Operating Partnership assuming the Fourth Public Offering and 1996 Transactions, the NHP Acquisition and the Proposed Real Estate Acquisitions had occurred at the beginning of the period presented. On a historical basis, the minority interest percentage was 17.13%. Subsequent to the 1996 Transactions and the Fourth Public Offering, the minority interest percentage was 17.93%. Subsequent to the NHP Acquisition, the minority interest percentage will be 14.11%.
    (I) Represents interest expense of $4,082 related to the mortgage debt on the real estate held for investment with an effective interest rate of 9.2% and $14,291 related to indebtedness incurred of $124,267 with an effective interest rate of 11.5% assuming the issuance of 5.25 million shares of AIMCO Common Stock in the NHP Acquisition. Pursuant to the Merger, NHP shareholders may elect to receive shares of AIMCO Common Stock or a combination of cash and shares of AIMCO Common
         Stock. If NHP shareholders elect to receive all stock in the Merger, an additional 2.3 million shares would be issued, resulting in a reduction in unsecured financing of approximately $61.3 million and a corresponding decrease in interest expense and increases in pro forma net income and net income per share as follows:

                                                     Mixed          Stock
                                                 Consideration  Consideration
                                                 -------------  -------------

         Decrease in interest expense              $   --          $  7,054
                                                   --------        --------
                                                   --------        --------
         Income before tax provision               $  8,018        $ 15,072
         Income tax provision                           --           (1,358)
         Minority interest                           (1,131)         (1,770)
                                                   --------        --------
         Net income                                $  6,887        $ 11,944
                                                   --------        --------
                                                   --------        --------

         Net income per common share               $   0.32        $   0.51
                                                   --------        --------
                                                   --------        --------

         Minority interest percentage                 14.11%          12.91%
                                                   --------        --------
                                                   --------        --------

        Number of common shares and common
          share equivalents outstanding              21,191          23,484
                                                   --------        --------
                                                   --------        --------


         (c)  Exhibits.

Exhibit
Number        Description
-------       -----------

*2.1 Agreement and Plan of Merger, dated as of April 21, 1997, by and among Apartment Investment and Management Company, AIMCO/NHP Acquisition Corp. and NHP Incorporated.

*2.2 Stock Purchase Agreement, dated as of April 16, 1997, by and among Apartment Investment and Management Company, Demeter Holdings Corporation and Capricorn Investors, L.P.

 23.1         Consent of Arthur Andersen LLP dated October 21, 1997

*23.2         Consent of Deloitte & Touche LLP dated October 3, 1997

*23.3         Consent of Anders, Minkler & Diehl LLP dated October 3, 1997

*23.4 Consent of Dauby O'Connor & Zaleski, LLC dated October 3, 1997 relating to various properties

*23.5         Consent of Edwards Leap & Sauer dated October 3, 1997

*23.6         Consent of George A. Hieronymous & Company, LLC dated
              October 3, 1997

*23.7         Consent of Goldenberg Rosenthal Friedlander, LLP dated
              October 3, 1997

*23.8         Consent of Hansen, Hunter & Kibbee, P.C. dated October 3, 1997

*23.9         Consent of J.H. Cohn LLP dated October 3, 1997

*23.10        Consent of J.A. Plumer & Co., P.A. dated October 3, 1997

*23.11        Consent of Marks Shron & Company, LLP dated October 3, 1997

*23.14        Consent of Reznick Fedder & Silverman dated October 3, 1997

*23.15        Consent of Russell Thompson Butler & Houston dated October 3, 1997

*99.1 Press Release of Apartment Investment and Management Company, dated April 23, 1997.

*99.2 Press Release of Apartment Investment and Management Company, dated April 24, 1997.

*99.3 Press Release of Apartment Investment and Management Company, dated April 21, 1997.

 99.4 Financial Statements of NHP Incorporated and Reports of Independent Auditors.


----------------------
* Previously filed.

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

                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY



Date:  October 22, 1997             By:    /s/ LEEANN MOREIN
                                      --------------------------------------
                                      Leeann Morein
                                      Senior Vice President, Chief Financial
                                      Officer and Secretary



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